Warrant Number
WA.2496

Number of Warrants

POWIN CORPORATION

WARRANT SERIES "A"

This Warrant Certifies That

For value received I-we or registered assigns ("Warrant Holder"), is the registered owner of the above indicated number of Warrants entitling the Warrant Holder, commencing upon the Exercise Date, as defined in paragraph 1 of this Certificate, but before 5:00 o'clock p.m. Pacific Time, on the 31st day of May, 2010 ("Expiration Date") but not thereafter, to subscribe for, purchase and receive one (1) fully paid and non-assessable share of Common Stock $.001 par value (the "Common Stock") of Powin Corporation, a Nevada corporation (the "Company"), at a purchase price of two dollars ($2.00) per share of Common Stock ("Exercise Price") upon presentation and surrender of this Warrant Certificate and upon payment of the Exercise Price for such numbers of the shares of Common Stock of the company for each Warrant held, at any time after the Exercise Date, but only subject to the terms and conditions set forth herein. The Warrant Holder may exercise all or any number of the Warrants represented hereby. Upon exercise of this Warrant, the form of election hereinafter proved for, must be duly executed and the instruction for registration of the Common Stock acquired by such exercise on or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. These Warrants are non-voting.

1. TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time commencing upon the date of issuance (the "Exercised Date"), and ending at 5:00 o'clock P.M. Pacific Time on the 31st day of May 2010 ("Expiration Date"); provided, however that the company may extend the Exercise Period of the Warrant by giving 30 days notice of such extension to the Warrant Holder. These Warrants can be assigned in part or in total by Warrant Holder.

2. ELECTION TO CALL WARRANTS BY POWIN. In the event that Powin chooses to exercise the call feature of the warrants before May 31, 2010 then Powin must give 30 days notice to the Warrant Holder that Powin is calling the Warrants on a fixed date and that the Warrant Holder must exercise his rights to purchase the Common Stock at the Exercise Price on or before 5:00 o'clock p.m. Pacific Time of the fixed date or receive one cent (0.01) as payment for each Warrant, that is the price which Powin will pay for each Warrant to the Warrant Holder. However, in the event that Powin does not elect to call the Warrants and they are not exercised by the Warrant Holder, they will expire on May 31, 2010 at which time Powin will cancel all remaining unexercised Warrants.

Joseph Lu, President

POWIN CORPORATION CORPORATE SEAL NEVADA

David Chambers, Vice President, Finance

COUNTERSIGNED AND REGISTERED
OTR, Inc.
1000 SW Broadway, Suite 920, Portland, OR 97205

BY: ____________________
AUTHORIZED SIGNATURE

FURTHER TERMS AND CONDITIONS

The issuance of this Warrant is subject to the following conditions:

1. If at any time, or from time to time, the Company by subdivision, consolidation, or reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number of class of shares, the number and class of or new shares so changed shall, for the purpose of this Warrant and the terms and conditions hereof, replace the shares outstanding immediately prior to the date upon which such change shall become effective, and shall be proportionately adjusted. Irrespective of any adjustment of change in the Warrant purchase price or the number of shares of Common Stock actually purchasable under this or any other Stock Purchase Warrant of like tenor, the Warrants therefore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable thereunder as the Warrant purchase price per share and the number of shares purchasable where expressed upon the Stock Purchase Warrants initially issued.

2. If at any time while this Warrant is outstanding, the company shall consolidate with or merge into another corporation the Holder hereof shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger shall become effective, the securities or property to which a holder of shares of Common Stock would be entitled upon such consolidation or merger, without any in or payment in addition to the Warrant exercise price in effect immediately prior to such merger or consolidation, and the company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the the exercise of this Warrant. The company shall not effect any such consolidation or a merger unless prior to the consummation thereof the successor corporation (if other than the company) resulting therefrom shall assume by written agreement executed and mailed to the registered holder hereof at the address of such holder shown on the books and records of the company, the obligation to deliver to such holder any securities or property as in accordance with the foregoing provisions such holder shall be entitled to purchase.

A sale of all or substantially all of the assets of the company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

3. Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the company shall forthwith give written notice thereof to the registered holder of this Warrant, stating the adjusted Warrant purchase price and the adjusted number of shares of Common Stock purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculations and the facts upon which such calculation is based. The Board of Directors of the company shall determine the computation made hereunder. In the event that any voluntary or involuntary dissolution, liquidation, or winding up of the company shall at any time be proposed, the company shall give at least twenty (20) days prior written notice thereof to the registered holder hereof stating the date as of which such event is to take place and the date (which shall be at least twenty (20) days after giving of such notice) as of which the holders of shares of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding up (on which date in the event of such dissolution, liquidation or winding up shall actually take place, this Warrant and rights with respect hereto shall terminate). The notice pursuant to this paragraph shall be given first class mail, postage pre-paid, addressed to the registered holder of this Warrant at the address of such Holder appearing in the records of the company.

4. For the purpose of the foregoing paragraphs 1 through 3, the term "Common Stock" shall include the aggregate number of shares that the company by its articles of Incorporation as from time to time amended, is authorized to issue which are not limited to a fixed sum or percentage of the book value in respect to the rights of the holders hereof to participate in dividends or in distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the company.

ASSIGNMENT

(To Be Executed By The Registered Holder To Effect a Transfer Of The Within Warrants)

FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto

Please insert Social Security or other identifying number of assignee

(Please print or typewrite name and address, including postal zip code of assignee)

____

____

This Warrant and the rights represented thereby to purchase Common Stock in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint

____

______________________________ Attorney to transfer this Warrant on the books of the Company with full power of substitution.

SUBSCRIPTION FORM

(To Be Executed By The Registered Holder To Exercise The Rights To Purchase Common Stock Evidenced By The Within Warrant)
Transfer Agent (Warrant Agent)

The undersigned hereby irrevocably subscribes for____________________ shares of the restricted Common Stock of Powin Corporation, pursuant and in accordance with the terms and conditions of this Warrant and hereby makes payment of $ ____________________ thereof and request that certificate of such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and, if such number of shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

Date: ______________________________ Signed ______________________________

____

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

NO WARRANT MAY BE EXERCISED PRIOR TO A REGISTRATION STATEMENT COVERING THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS, BEING DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THE FILING OF ANY SUCH REGISTRATION STATEMENT SHALL BE AT THE SOLE DISCRETION OF THE CORPORATION. THE WARRANTS MAY ONLY BE EXERCISED IN THOSE STATES IN WHICH IT IS LEGALLY PERMISSIBLE TO DO SO.